                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement                   [_]  Soliciting Material
[_] Confidential, For Use of the Commission Only       Pursuant to SS.240.14a-12
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials

                                 SIERRA BANCORP
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)       Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)       Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4)       Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5)       Total fee paid:

--------------------------------------------------------------------------------

         [_]      Fee paid previously with preliminary materials:
         [_]      Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  1)       Amount previously paid:

--------------------------------------------------------------------------------
                  2)       Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
                  3)       Filing Party:

--------------------------------------------------------------------------------
                  4)       Date Filed:

--------------------------------------------------------------------------------

                                 [NAME AND LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 22, 2002

TO THE SHAREHOLDERS OF SIERRA BANCORP:

         NOTICE IS HEREBY GIVEN that pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the "Meeting") of Sierra Bancorp (the "Company") will be held at the Main Office of Bank of the Sierra, 90 North Main Street, Porterville, California 93257 on Wednesday, May 22, 2002 at 7:30 p.m., for the purpose of considering and voting upon the following matters.

         1. Election of Directors. To elect the following Class I directors to serve until the 2004 annual meeting of shareholders and until their successors are elected and qualified:

                           Morris A. Tharp                    Robert L. Fields
                           Gregory A. Childress               James C. Holly
                                            Howard H. Smith

         2. Transacting such other business as may properly come before the Meeting and at any and all adjournments thereof.

                  The Bylaws of the Company provide for the nomination of directors in the following manner:

                           "Nominations for election of members of the Board of
                  Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the Corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to
                  Section 2.2(d) of these bylaws; provided, however, that if only 10 days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (A) the name and address of each proposed nominee; (B) the principal occupation of each proposed nominee; (C) the number of shares of voting stock of the Corporation owned by each proposed nominee; (D) the name and residence address of the notifying shareholder; and (E) the number of shares of voting stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each such nominee."

         Only those shareholders of record at the close of business on March 26, 2002 will be entitled to notice of and to vote at the Meeting.

         DATED:  April 26, 2002               By Order of the Board of Directors




                                              Robert H. Tienken
                                              Secretary

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

                                 SIERRA BANCORP
                              86 NORTH MAIN STREET
                          PORTERVILLE, CALIFORNIA 93257
                                 (559) 782-4900

                                ________________

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 22, 2002

                                ________________

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") of Sierra Bancorp (the "Company") to be held at the Main Office of Bank of the Sierra (the "Bank"), 90 North Main Street, Porterville, California 93257, at 7:30 p.m., on Wednesday, May 22, 2002, and at any and all adjournments thereof. The solicitation of the Proxy accompanying this Proxy Statement is made by the Board of Directors of the Company and the costs of such solicitation will be borne by the Company.

     It is expected that this Proxy Statement and accompanying Notice will be mailed to shareholders on approximately April 26, 2002.

     The matters to be considered and voted upon at the Meeting will be:

     1. Election of Directors. To elect five Class I directors to serve until the 2004 Annual Meeting of Shareholders and until their successors are elected and have qualified.

     2. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Revocability of Proxies

     A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxy holders whose names are set forth in the accompanying Proxy (the "Proxy Holders") in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted in favor of the election of the nominees for directors set forth herein and, if any other business is properly presented at the Meeting, in accordance with the recommendations of the Board of Directors.

Solicitation of Proxies

     The Company will bear the cost of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these proxy solicitation materials to shareholders whose stock in the Company is held of record by such entities, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company may pay for and utilize the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies, if management determines it advisable.


                                VOTING SECURITIES

     There were issued and outstanding 9,230,280 shares of the Company's common stock on March 26, 2002, which has been set as the Record Date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the common stock is necessary to constitute a quorum at the Meeting for the transaction of business. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum but are not counted on any matters brought before the Meeting.

     Each holder of common stock will be entitled to one vote, in person or by proxy, for each share of common stock standing in his or her name on the books of the Company as of March 26, 2002 for the annual meeting on any matter submitted to the vote of the shareholders. An abstention or broker non-vote will have the same effect as a vote against a director nominee and against any other matters submitted for shareholder approval. Shareholders of the Company do not have cumulative voting rights in connection with the election of directors.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Management knows of no person who owns beneficially more than 5% of the outstanding Common Stock of the Company, except for Morris A. Tharp, Gregory A. Childress, Robert L. Fields, James C. Holly and Howard H. Smith, each of whom is a nominee for election to the Board of Directors (see "ELECTION OF DIRECTORS").


                              ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the number of directors shall be not fewer than six (6) nor more than eleven (11) until changed by a bylaw amendment duly adopted by the vote or written consent of the Company's shareholders. The Bylaws further provide that the exact number of directors shall be fixed from time to time, within the foregoing range, by a bylaw or amendment thereof or by a resolution duly adopted by the vote or written consent of the Company's shareholders or by the Company's Board of Directors. The exact number of directors is presently fixed at nine (9).

     Pursuant to the terms of the Company's Articles of Incorporation, the Board of Directors is divided into two classes, designated Classes I and II. The directors serve staggered two-year terms, so that directors of only one class are elected at each Annual Meeting of Shareholders. At the Meeting, shareholders will be asked to elect the following five (5) Class I directors whose terms expire this year, for an additional term of two (2) years:

             Morris A. Tharp                        Robert L. Fields
             Gregory A. Childress                   James C. Holly
                                 Howard H. Smith

     Since shareholders do not have cumulative voting rights in the election of directors, the affirmative vote of a majority of the votes cast is required for the election of directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will become unavailable.

          The following table sets forth certain information as of March 26, 2002, with respect to (i) each of the persons to be nominated by the Board of Directors for election as directors, (ii) each of the Company's executive officers, and (iii) the directors and executive officers of the Company as a group:

                                                                                                     Common Stock
                                                                                                 Beneficially Owned on
                                                                                                   March 26, 2002/1/
                                                                                  --------------------------------------------------
                                                                  Director                                              Percentage
  Names and Offices          Principal Occupation                Since/Term          Number         Vested Option       of Shares
  Held with Company           for Past Five Years      Age       to Expire        of Shares/1/        Shares/2/       Outstanding/3/
------------------------     -----------------------   ---       ----------       ------------      -------------     --------------
Morris A. Tharp/4/           President and Owner,       62        2000/               414,480          100,000            5.51%
Chairman of the Board        E.M. Tharp, Inc. (Truck              2004
                             Sales and Repair)                   (1977)/5/

Albert L. Berra              Orthodontist/Rancher       61        2000/               267,884          100,000            3.94%
Director                                                          2003
                                                                 (1977)/5/

Gregory A. Childress/4/      Rancher                    45        2000/             1,595,548/6/       100,000           18.17%
Director                                                          2004
                                                                 (1994)/5/

Robert L. Fields/4/          Investor                   74        2000/               620,357          100,000            7.72%
Director                     (formerly Owner,                     2004
                             Bob Fields Jewelers)                (1982)/5/

James C. Holly/4/            President and Chief        61        2000/               448,776          100,000            5.88%
President, Chief             Executive Officer,                   2004
Executive Officer            Bank of the Sierra                  (1977)/5/
and Director

Vincent L. Jurkovich         President, Porterville     74        2000/               136,950          100,000            2.54%
Director                     Concrete Pipe, Inc.                  2003
                                                                 (1977)/5/


____________________________

     /1/ Except as otherwise noted, may include shares held by such person's spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home; shares held in "street name" for the benefit of such person; shares held by a family or retirement trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person (and/or his spouse) is the sole beneficiary and has pass-through voting rights and investment power.

     /2/ Consists of shares which the applicable individual or group has the right to acquire upon the exercise of stock options which are vested or will vest within 60 days of March 26, 2002 pursuant to the Company's Stock Option Plan. (See "Compensation of Directors" and "Stock Options.")

     /3/ The percentages are based on the total number of shares of the Company's Common Stock outstanding, plus the number of option shares which the applicable individual or group has the right to acquire upon the exercise of stock options which are vested or will vest within 60 days of March 26, 2002 pursuant to the Company's Stock Option Plan. (See "Compensation of Directors" and "Stock Options.")

     /4/ Mr. Tharp's address is 15243 Road 192, Porterville, California 93257; Mr. Childress' address is 12012 Road 200, Porterville, California 93257; Mr. Fields' address is 200 North Main Street, Porterville, California 93257; Mr. Holly's address is 86 North Main Street, Porterville, California 93257; and Mr. Smith's address is 421 East Martin Avenue, Porterville, California 93257.

     /5/ Year first elected or appointed a director of the Bank.

     /6/ Includes 5,280 shares owned by Childress, Bates, Childress, Inc. ("CBC"), a corporation of which Mr. Childress is President and a 331/3% shareholder; 41,000 shares owned by the CBC Defined Benefit Pension Plan, of which Mr. Childress is a trustee and a beneficiary; and 684,992 shares owned by CPG Ranch, a partnership of which Mr. Chrildress is a partner; as to all of which shares Mr. Childress has shared voting and investment power.

     (Table and footnotes continued on following page.)

                                                                                                 Common Stock
                                                                                              Beneficially Owned on
                                                                                                March 26, 2002/1/
                                                                               ---------------------------------------------
                                                                 Director                                        Percentage
 Names and Offices           Principal Operation               Since/Term         Number       Vested Option     of Shares
Held with Company             for Past Five Years      Age      to expire      of Shares/1/       Shares/2/     Outstanding/3/
-----------------            --------------------      ---      ----------     ------------     ------------    -----------
Howard H. Smith/4/           Retired/Investor          90       2000/           400,000           100,000          5.36%
Director                     (formerly Owner and                2004
                             Chief Executive                   (1977)/5/
                             Officer, Smith's
                             Complete Market)

Robert H. Tienken            Retired (formerly         82       2000/           187,628           100,000          3.08%
Corporate Secretary          Realtor/Farmer)                    2003
and Director                                                   (1977)/5/

Gordon T. Woods              Owner, Gordon T. Woods    65       2000/            1,386/7/         100,000          1.09%
Director                     Construction                       2003
                                                               (1977)/5/

Kenneth E. Goodwin           Executive Vice            59        n/a            152,004            60,000          2.28%
Executive Vice President     President and Chief
and Chief Operating Officer  Operating Officer,
                             Bank of the Sierra

Kenneth R. Taylor            Senior Vice President     42        n/a                  0                 0          0.00%
Senior Vice President and    and Chief Financial
Chief Financial Officer      Officer,
                             Bank of the Sierra/8/

Charlie C. Glenn             Senior Vice President     63        n/a              1,922            15,000          0.18%
Senior Vice President and    and Chief Credit
Chief Credit Officer         Officer,
                             Bank of the Sierra/8/

Directors and Executive                                                       4,226,935           975,000         50.97%
Officers as a Group (12
persons)




Committees of the Board of Directors

         The Company has, among others, a standing Audit/CRA Committee, of which directors Berra (Chairman), Childress, Fields, Jurkovich and Tienken are members. During the fiscal year ended December 31, 2001, the Audit/CRA Committee held a total of twelve (12) meetings. The purpose of the Audit/CRA Committee, with respect to its audit duties, is to meet with the outside auditors of the Company in order to fulfill the legal and technical requirements necessary to adequately protect the directors, shareholders, employees and depositors of the Company.

________________________

(Certain footnotes appear on previous page.)

/7/ Does not include 134,598 shares held by Filinco, Ltd., as to which Mr. Woods' spouse and daughters have sole voting and investment power and as to which Mr. Woods disclaims beneficial ownership.

/8/ Mr. Taylor was appointed Senior Vice President/Chief Financial Officer on October 9, 2001. Previously, he served as Senior Vice President/Chief Financial Officer for Tokai Bank of California in Los Angeles ("Tokai") from June, 2000 to July, 2001; and in various other capacities at Tokai from 1986 through June, 2000.

It is also the responsibility of the Audit/CRA Committee to recommend to the Board of Directors the selection of independent accountants and to make certain that the independent accountants have the necessary freedom and independence to freely examine all bank records. Each February the committee reviews the risk management assessment of the Company's branches, credit centers and operating units and assigns priorities for the year to have independent reviews conducted by loan, operational, information systems and compliance teams hired by the committee. The committee meets with such independent review consultants on an annual basis and approves the contractual basis of each engagement letter and arrangement under consideration. Further, as part of its regular monthly meeting schedule, the committee meets on a quarterly basis to review the Company's Form 10-Q with the independent accountants prior to such Form being filed with the SEC. Also, the committee meets with the accounting audit partner in charge of the engagement who presents the audited consolidated financial reports to the committee upon completion of the annual engagement. The committee receives and reviews management letters and all reports of external independent firms which have been contracted to perform agreed upon procedures for the benefit of the Company and the Committee. Additionally, the committee receives and reviews all Reports of Examination prepared by regulators regarding safety and soundness, compliance, or other examinations performed by such agencies. As part of its responsibilities, the committee also receives, reviews and approves, any and all management initiated responses to engagements conducted by independent consultant firms or regulatory agencies, prior to their dispersal to the appropriate reviewing agent. The Audit Committee Charter (attached as Appendix "A") requires that the Audit Committee be comprised of at least three directors, each of whom must be independent.

         While the Board has no standing "compensation" committee, it has a Human Resources Committee of which directors Berra (Chairman), Fields, Holly, Smith and Woods are members. The primary function of the Human Resources Committee, which met two (2) times during 2001, is to approve the employment of executive officers and recommend the compensation for all executive officers. Additionally, the Human Resources Committee recommends salary ranges for graded personnel and approves personnel policies recommended by senior officers of the Company.

         The Company has no standing nominating committee; however, the procedures for nominating directors, other than by the Board of Directors itself, are set forth in the Company's Bylaws and in the Notice of Annual Meeting of Shareholders.

         During the fiscal year ended December 31, 2001, the Board of Directors of the Company held a total of thirteen (13) meetings. Each director attended at least 75% of the aggregate of (a) the total number of such meetings and (b) the total number of meetings held by all committees of the Board on which such director served during 2001.

Report of the Audit Committee

         The Audit/CRA Committee has reviewed and discussed with management the Company's audited consolidated financial statements as of and for the year ended December 31, 2001. The committee has discussed with the Company's independent auditors, which are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including their judgments as to the quality of the Company's financial reporting. The committee has received from the independent auditors written disclosures and a letter as required by the Independence Standards Board, Standard No. 1, as amended, and discussed with the independent auditors the firm's independence from management and the Company. In considering the independence of the Company's independent auditors, the committee took into consideration the amount and nature of the fees paid the firm for non-audit services, as described on the following page.

         In reliance on the review and discussions described above, the committee recommends to the Board of Directors that the year-end audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

                                  Submitted by:
                            Albert L. Berra, Chairman
                    Gregory A. Childress      Vincent L. Jurkovich
                    Robert L. Fields          Robert H. Tienken

Change in Company's Principal Accountant

         At its Board of Directors meeting on June 14, 2001, the Board of Directors of the Company/1/ terminated the services of McGladrey & Pullen, LLP ("M&P"). At the same meeting, the Board of Directors selected the accounting firm of Perry-Smith & Co. LLP ("Perry-Smith") as independent auditors for the remainder of the Company's 2001 fiscal year. The determination to replace M&P was recommended by the audit committee and approved by the full Board of Directors of the Company.

         M&P audited the consolidated financial statements for the Company1 for the years ended December 31, 2000 and 1999. M&P's report on the financial statements for those two fiscal years of the Company did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

         During the two fiscal years ended December 31, 2000 and 1999 and the subsequent interim period January 1, 2001 through June 14, 2001, there were no disagreements between M&P and the Bank or the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&P, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

         The Company and the Bank each filed a Report on Form 8-K concerning the change in accountants on June 19, 2001. The Company requested that M&P review the disclosure in the Reports on Form 8-K, and M&P was given the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission (or the FDIC, in the case of the Bank) containing any new information, clarification of the Company's expression of its views, or the respects in which it did not agree with the statements made by the Company or the Bank in the Reports on Form 8-K. Such letters were filed as exhibits to the Reports on Form 8-K.

Audit-related Fees

         Audit Fees. Aggregate fees billed by Perry-Smith for professional services rendered in connection with the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2001 and for the required review of the Company's consolidated financial statements included in its Form 10-Q's and Form 10-K for that same year totaled approximately $85,000. In addition, the Company paid $12,900 to its former accountants, M&P, for their review of the financial statements included in the Company's Form 10-Q's during 2001.

         Financial Information System Design and Implementation Fees. No fees were paid to Perry-Smith for financial information system design and implementation services rendered for the 2001 fiscal year.

         All Other Fees. Approximately $40,400 was paid to Perry-Smith for all other services rendered for the 2001 fiscal year. These services consisted of $8,500 for an audit of the Company's employee retirement plan; $14,400 for tax related services; $6,900 for facilitation of the directors' strategic planning meeting; and $10,600 for miscellaneous services including assistance with the Bank's Report of Management on internal controls over financial reporting.



_____________________

/1/ As used throughout this Proxy Statement, the term "Company" includes, where appropriate, the Company and/or the Bank. Inasmuch as the Company did not acquire the outstanding shares of the Bank until August, 2001, the consolidated financial statements for 1999 and 2000 were for the Bank rather than the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

         Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to the period from August 10, 2001 (effective date of the holding company reorganization) to December 31, 2001, and a review of Forms F-7 and F-8 and amendments thereto furnished to the Bank during and with respect to the period from January 1 to August 10, 2001, no director, executive officer or beneficial owner of 10% or more of the Bank or the Company's common stock failed to file, on a timely basis, reports required during or with respect to 2001 by Section 16(a) of the Securities Exchange Act of 1934, as amended, except that all of the Company's executive officers and directors who were granted stock options in 2001 inadvertently failed to file a Form 5 with respect to such options on a timely basis; and Kenneth Taylor, Chief Financial Officer, inadvertently failed to file his initial Form 3 ownership report on a timely basis.

Executive Compensation

         The following table sets forth certain summary compensation information with respect to the Chief Executive Officer and the only other executive officers of the Company as of December 31, 2001 whose total salary and bonus for the fiscal year ended December 31, 2001, exceeded $100,000 on an annualized basis (the "Named Executive Officers"):

                           Summary Compensation Table

                                                                                        Long Term
                                                                                       Compensation
                                                                                       ------------
                                                                                       Stock Options
                                                    Annual Compensation                  Granted
                                            ----------------------------------------   (Number of        All Other
Name and Principal Position     Year        Salary/1/        Bonus          Other        Shares)       Compensation
---------------------------     ----        --------        -----           -----     ------------     ------------
James C. Holly                  2001        $175,000       $175,000       $18,100/2/     50,000          $14,364/3/
President and                   2000         130,000        116,675        15,100/2/          0            8,203/3/
Chief Executive Officer         1999         130,000        130,000        15,075/2/          0            6,756/3/

Kenneth E. Goodwin              2001        $145,000       $ 58,000             0        30,000          $ 6,053/4/
Executive Vice President        2000         105,000         33,172             0             0            7,813/4/
and Chief Operating Officer     1999         105,000         42,000             0             0            7,139/4/

Kenneth R. Taylor               2001        $125,000/5/    $ 37,500/5/          0        25,000                0
Senior Vice President
and Chief Financial Officer

Charlie C. Glenn                2001        $125,000       $ 37,500             0        25,000          $ 5,541/6/
Senior Vice President           2000          82,000         19,429             0             0            5,388/6/
and Chief Credit Officer        1999          82,000         22,500             0             0            4,702/6/

     /1/Salary figures include amounts deferred pursuant to the Company's 401(k) Plan. The 401(k) Plan permits all participants to contribute up to 15% of their annual salary on a pre-tax basis (subject to a statutory maximum), which contributions vest immediately when made. Employer contributions are made in varying amounts at the discretion of the Board of Directors, and become vested over a period of five (5) years at the rate of 20% per year.

     /2/Consists entirely of directors' fees.

     /3/Includes employer contributions to Mr. Holly's account pursuant to the 401(k) Plan in the amounts of $7,140, $7,605 and $6,158 for 2001, 2000 and
     1999, respectively; term life insurance premiums in the amount of $598 per year; and $6,626 in cash in lieu of vacation paid in 2001.

     /4/Represents employer contributions to Mr. Goodwin's account pursuant to the 401(k) Plan in the amounts of $5,565, $7,325 and $6,651 for 2001, 2000 and 1999, respectively; and term life insurance premiums in the amount of $488 per year.

     /5/Represents annualized salary and bonus compensation. Actual salary and bonus amounts paid from October 9, 2001 (commencement of employment) through December 31, 2001 were $28,305 and $9,375, respectively.

     /6/Consists entirely of employer contributions to Mr. Glenn's account pursuant to the 401(k) Plan.

Stock Options

         The Company's Stock Option Plan, intended to advance the interests of the Company and the Bank by encouraging stock ownership on the part of key employees, was adopted by the written consent of the Bank's shareholders effective July 21, 1998. As part of the holding company reorganization effective in August, 2001, the Company assumed the Plan from the Bank, so that the Plan now covers authorized but unissued shares of the Company's common stock. The stock option plan provides for the issuance of both "incentive" and "non-qualified" stock options to full-time salaried officers and employees, and of "non-qualified" stock options to non-employee directors. All options are granted at an exercise price of not less than 100% of the fair market value of the stock on the date of grant.16 Each option expires not later than ten (10) years from the date the option was granted. Options are exercisable in installments as provided in individual stock option agreements; provided, however, that if an optionee fails to exercise his or her rights under the options within the year such rights arise, the optionee may accumulate them and exercise the same at any time thereafter during the term of the option. In addition, in the event of a "Terminating Event," i.e., a merger or consolidation of the Company as a result of which the Company will not be the surviving corporation, a sale of substantially all of the Company's assets, or a change in ownership of at least 25% of the Company's stock, all outstanding options under the stock option plan shall become exercisable in full (subject to certain notification requirements), and shall terminate if not exercised within a specified period of time, unless provision is made in connection with the Terminating Event for assumption of such options, or substitution of new options covering stock of a successor corporation. As of December 31, 2001, the Company had options outstanding to purchase a total of 1,991,220 shares of its Common Stock under the stock option plan, with an average exercise price of $7.66 per share with respect to all such options. As of that same date, the fair market value of the Company's Common Stock was $7.00 per share.

         The following table furnishes information regarding stock options granted to the Named Executive Officers during 2001:


                                           Percent of Total Options
                         Number of          Granted to Employees      Exercise or    Expiration     Fair
    Name             Options Granted          During Period            Base Price       Date      Value/2/
    ----              ----------------     ------------------------  -----------    ----------    --------

James C. Holly           50,000/3/                  7.17%               $6.43       10/11/11     $101,685

Kenneth E. Goodwin       30,000/4/                  4.30%                6.43       10/11/11       61,011

Kenneth R. Taylor        25,000/5/                  3.59%                6.43       10/11/11       50,842

Charlie C. Glenn         25,000/5/                  3.59%                6.43       10/11/11       50,842


________________________
     /1/ Exercise price per share is equivalent to market price per share on the date of grant, as determined by the Board of Directors of the Company, based upon trades in the Company's Common Stock known to the Company and opening and closing prices quoted on the Nasdaq National Market concerning the Company's Common Stock.

     /2/ The fair value of options was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 2.57%, expected volatility of 26.45%, risk-free interest rate of 4.96% and expected life of six years.

     /3/ These options were exercisable in full on the date of grant.

     /4/ These options were exercisable as to 15,500 shares on the date of grant; and as to the remaining 14,500 shares on January 15, 2002.

     /5/ These options will become exercisable at the rate of 20% per year commencing one (1) year from the date of grant.

         No stock options were exercised by the Named Executive Officers during 2001. The following information is furnished with respect to stock options held by the Named Executive Officers at December 31, 2001:

                                        Number of Unexercised Options at       Value of Unexercised in-the-Money
                                               December 31, 2001                Options at December 31, 2001/1/
     Name                               Exercisable      Unexercisable          Exercisable       Unexercisable
     ----                               -----------      -------------          -----------       -------------

James C. Holly                             94,000            6,000               $28,500              $   0

Kenneth E. Goodwin                         45,000           15,000                 8,550              8,550

Kenneth R. Taylor                               0           25,000                     0             14,250

Charlie C. Glenn                           15,000           35,000                     0             14,250

Compensation of Directors

         The directors are not paid any directors fees by the Company, but the directors receive directors fees from the Bank for services they provide as directors of the Bank. Non-employee directors of the Bank received $600 per meeting for their attendance at Board meetings in 2001and $400 per meeting for committee meetings attended. The President received $600 per meeting for attendance at Board of Directors meetings, but did not receive any fees for attending committee meetings. In addition, all directors received an annual retainer of $10,900.

         During 2001 all of the non-employee directors were granted stock options to purchase 50,000 shares each of common stock, at exercise prices of $6.43 per share, all expiring in October, 2011. All of such options were exercisable in full on the date of grant. None of the Company's non-employee directors exercised any stock options during 2001. As of December 31, 2001, each non-employee director held the outstanding stock options to purchase 50,000 shares of Common Stock described above, plus previously granted options, also exercisable in full, to purchase an additional 50,000 shares, with expiration dates in 2008, at exercise prices of $9.00 per share. As of December 31, 2001, the fair market value of the Company's Common Stock was $7.00 per share. Information concerning stock options held by Mr. Holly, who is also a Named Executive Officer, is set forth above under "Stock Options."

Performance Graph/2/

         The graph on the following page compares the yearly percentage change in the cumulative total shareholders' return on the Company's stock with the cumulative total return of (i) the Nasdaq market index; (ii) all banks and bank holding companies listed on Nasdaq; and (iii) an index comprised of banks and bank holding companies located throughout the United States with total assets of between $500 million and $1 billion. The latter two indexes were compiled by SNL Securities LP of Charlottesville, Virginia. The Company reasonably believes that the members of the third group listed above constitute peer issuers for the period from January 1, 1997 through December 31, 2001. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.

___________________________
/1/ Represents the excess of the aggregate fair market value over the aggregate exercise price of the shares at December 31, 2001.

/2/ Inasmuch as the Company did not acquire the outstanding shares of the Bank until August, 2001, the information contained in the Performance Graph for part of 2001 and for prior years is for the Bank's stock. As of the effective date of the holding company reorganization (August 10, 2001), each outstanding share of common stock of the Bank was converted into one outstanding share of common stock of the Company.

                                     [GRAPH]

                                                     Period Ending
                         --------------------------------------------------------------------
Index                      12/31/96    12/31/97   12/31/98    12/31/99   12/31/00   12/31/01
---------------------------------------------------------------------------------------------
Sierra Bancorp              100.00      159.24       93.22     110.35       85.37      88.32
NASDAQ - Total US*          100.00      122.48      172.68     320.89      193.01     153.15
NASDAQ Bank Index*          100.00      167.41      166.33     159.89      182.38     197.44
SNL $500M-$1B Bank Index    100.00      162.56      159.83     147.95      141.62     183.73


Board of Directors' Compensation Committee Report

         The Human Resources Committee of the Board is responsible for overseeing the various compensation programs of the Company. It approves compensation objectives and policy for all employees and sets compensation levels for the Company's Executive Officers. During 2001, the Human Resources Committee was comprised of four independent outside directors, namely, directors Berra (Chairman), Fields, Smith and Woods, plus director Holly (President and Chief Executive Officer).

         The objectives of the Committee are three-fold; (i) to ensure that compensation and benefits are at levels that enable the Company to attract and retain the high quality employees it needs; (ii) to align the interests of the Company's officer corps with those of its shareholders through at risk compensation programs; and (iii) to provide rewards that are closely linked to Company-wide team and individual performance goals which are measured in terms of the Company's profitability, growth and asset quality.

         Executive officer base salaries are evaluated annually by the Human Resources Committee and are adjusted pursuant to such evaluation when appropriate. Executive Officer bonuses are awarded annually and are determined with reference to Company-wide team and individual performance. Base salaries are determined on a wide range of measures which require comparisons with salaries and compensation programs at banks or bank holding companies comparable in terms of asset size, capitalization and performance. In order to evaluate the Company's competitive position in the industry, the Human Resources Committee reviews and analyzes the compensation packages, including base salary levels offered by community banks, specifically reviewing the annual survey prepared by the California Department of Financial Institutions, and that prepared for the California Bankers Association by Deloitte and Touche, C.P.A.'s. The Company's practice, however, is not to provide employment contracts to any executive officers as all employees of the Company are employed at will.

         Salaries are fixed for the year for Executive Officers; however, bonuses are dependent on the achievement by the Company of annual profitability goals and specific performance goals. In 2001, the Board implemented a three-year incentive plan for Company officers. The President is specifically excluded from this plan to enable him to objectively administer the plan; his bonus is determined by a separate plan related solely to Company profitability and base salary. All other officers are eligible for incentive bonuses based upon the attainment of certain corporate performance goals related to both pre-tax earnings and after-tax return on equity, thereby reflecting favorably upon enhanced shareholder return. Under this plan, a formula was developed which created a pool from which incentive bonuses would be allocated to eligible officers. The earnings targets, as well as the corporate performance goals, are based on confidential information and are competitively sensitive to the Company as they are derived from the Company's internal projections and business plan. The distribution of the pool is based on the level of the participant, with the eligible Executive Officers receiving up to a maximum of 40% of base salary and less senior officers receiving lesser percentages. The amounts paid to the Named Executive Officers pursuant to these incentive plans are listed in the Summary Compensation Table above (see "Executive Compensation").

         In order to (i) provide an additional incentive for the Company's officers and employees to contribute to the Company's success, (ii) encourage their increased stock ownership in the Company, and (iii) enable the Company to be competitive in the industry with respect to compensation packages, the Board of Directors adopted a Stock Option Plan (the "Option Plan") in 1998. Details concerning the Option Plan and options granted thereunder to the Named Executive Officers are set forth above under "Stock Options."

                           Human Resources Committee:

                            Albert L. Berra, Chairman
                     Robert L. Fields         Howard H. Smith
                     James C. Holly           Gordon T. Woods

Compensation Committee Interlocks

         The Human Resources Committee, which serves the functions of a compensation committee, is composed of four of the Company's outside directors, plus Mr. Holly, President and Chief Executive Officer. While Mr. Holly serves on this committee, he does not vote with respect to his own compensation.

Transactions with Directors and Executive Officers

         Certain of the executive officers, directors and principal shareholders of the Company and the companies with which they are associated have been customers of, and have had banking transactions with, the Company in the ordinary course of the Company business since January 1, 2001, and the Company expects to continue to have such banking transactions in the future. All loans and commitments to lend included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness, and in the opinion of Management, have not involved more than the normal risk of repayment or presented any other unfavorable features.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Perry-Smith & Co., LLP ("Perry-Smith") as independent public accountants for the Company for the fiscal year ending December 31, 2002. Perry-Smith audited the Company's financial statements for the year ended December 31, 2001, and replaced McGladrey & Pullen, LLP as independent accountants in June 2001. (See "Change in Company's Principal Accountant" above.) It is anticipated that a representative or representatives of Perry-Smith will be present at the Meeting and will be available to respond to appropriate questions. All professional services rendered by Perry-Smith concerning the fiscal year ended December 31, 2001 were furnished at customary rates and terms.

                            PROPOSALS OF SHAREHOLDERS

         Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal concerning the Company's 2003 Annual Meeting of Shareholders must be submitted by a shareholder prior to December 27, 2002 in order to qualify for inclusion in the proxy statement relating to such meeting. The submission by a shareholder of a proposal does not guarantee that it will be included in the proxy statement. Shareholder proposals are subject to certain regulations and requirements under the federal securities laws.

         The persons named as proxies for the 2003 Annual Meeting of Shareholders will have discretionary authority to vote on any shareholder proposal which is not included in the Company's proxy materials for the meeting, unless the Company receives notice of the proposal by March 13, 2003. If proper notice is received by that date, the proxy holders will not have discretionary voting authority except as provided in federal regulations governing shareholder proposals.

                                  OTHER MATTERS

         Management does not know of any matters to be presented to the Meeting other than those set forth above. However, if other matters properly come before the Meeting, it is the intention of the Proxy Holders to vote said Proxy in accordance with the recommendations of the Board of Directors, and authority to do so is included in the Proxy.

         DATED: April 26, 2002                       SIERRA BANCORP




                                                     James C. Holly
                                                     President

A COPY OF THE COMPANY'S 2001 ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS (BUT WITHOUT EXHIBITS) FILED WITH THE SEC IS INCLUDED AS PART OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS WHICH IS BEING SENT TO SHAREHOLDERS TOGETHER WITH THIS PROXY STATEMENT. IF A SHAREHOLDER DESIRES COPIES OF THE EXHIBITS TO THE REPORT, THEY WILL BE PROVIDED UPON PAYMENT BY THE SHAREHOLDER OF THE COST OF FURNISHING THE EXHIBITS TOGETHER WITH A WRITTEN REQUEST TO KENNETH
R. TAYLOR, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF THE COMPANY, AT 86 NORTH MAIN STREET, PORTERVILLE, CALIFORNIA 93257.

                      SIERRA BANCORP and BANK OF THE SIERRA
                             AUDIT COMMITTEE CHARTER

I.   AUDIT COMMITTEE PURPOSE

     The Audit Committee of Sierra Bancorp and Bank of the Sierra (jointly, the "Company") is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     . Monitor the independence and performance of the Company's independent auditors, the external audit function and the loan review function.

     . Provide an avenue of communication among the independent auditors, management, the external audit function, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the National Association of Securities Dealers ("NASD"). The Audit Committee shall be comprised of three or more independent directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgement. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

     A.   Review Procedures

          1. Review and reassess the adequacy of this charter at least annually. Submit the charter to the Board of Directors for approval annually and have the document published at least every three years in accordance with SEC regulations.

                                  APPENDIX "A"

          2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices, and judgements.

          3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses, if any.

          4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial reports prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61 (see item B.5). The Chair may represent the entire Audit Committee for purposes of this review.

          5. Review the budget, plan, changes in plan, activities and organizational structure, as needed.

          6. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies, if any.

     B.   Independent Auditors

          1. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

          2. Approve the fees and other significant compensation to be paid to the independent auditors.

          3. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they may have with the Company that could impair the auditors' independence, and the Audit Committee shall receive the written disclosures and the letters from independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee), as such may be modified or supplemented.

          4. Review the independent auditors' plan and discuss scope, staffing, locations, reliance upon management, and external audit and general audit approach.

          5. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

          6. Consider the independent auditors' judgements about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     C.   Other Audit Committee Responsibilities

          1. Annually prepare a report to shareholders as required by the SEC. This report should be sent to shareholders together with the Company's annual proxy statement.

          2. Review significant reports prepared by the Company's internal and/or external loan review personnel together with management's response and follow-up to these reports.

          3. Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

          4. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the forgoing activities

                                 REVOCABLE PROXY

                                 SIERRA BANCORP

                  ANNUAL MEETING OF SHAREHOLDERS - May 22, 2002

     The undersigned shareholder(s) of Sierra Bancorp (the "Company") hereby nominates, constitutes and appoints James C. Holly, Morris A. Tharp, and Robert
H. Tienken, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Main Office of Bank of the Sierra, 90 North Main Street, Porterville, California 93257 on Wednesday, May 22, 2002 at 7:30 p.m., and at any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

     1. Election of Directors. Authority to elect the following five (5) Class I directors to serve until the 2004 annual meeting of shareholders and until their successors are elected and qualified: Morris A. Tharp, Robert L. Fields, Gregory
A. Childress, James C. Holly and Howard H. Smith.


        [_] AUTHORITY GIVEN                   [_] WITHHOLD AUTHORITY
        To vote for all nominees              To vote for all nominees.
        (except as indicated to the
        contrary below).

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),
    PLEASE WRITE THE INDIVIDUAL'S OR INDIVIDUALS' NAME(S) IN THE SPACE BELOW)

                         _____________________________

     2. To transact such other business as may properly come before the Meeting and at any adjournment or adjournments thereof. Management at present knows of no other business to be presented by or on behalf of the Company or its Management at the Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR PROPOSAL 1. THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "AUTHORITY GIVEN" FOR PROPOSAL 1.

     IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

                      PLEASE SIGN AND DATE ON REVERSE SIDE.

                           PLEASE SIGN AND DATE BELOW.

____________________________                  Dated: ___________________________
(Number of Shares)


__________________________________            __________________________________
(Please Print Name)                           (Signature of Shareholder)


__________________________________            __________________________________
(Please Print Name)                           (Signature of Shareholder)

                                              (Please date this Proxy and sign
                                              your name as it appears on your
                                              stock certificates. Executors,
                                              administrators, trustees, etc.,
                                              should give their full titles. All
                                              joint owners should sign.)

                                              I (We) do ___ do not ___ expect to
                                              attend the Meeting.


                                              Number of Persons ________________

                                       1